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                                                                      EXHIBIT 11

                           STATER BROS. HOLDINGS INC.
                    CALCULATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)
          (IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)



                                                          13 Weeks Ended                  39 Weeks Ended
                                                          --------------                  --------------
                                                        June 27,      June 25,         June 27,      June 25,
                                                          1999          2000             1999          2000
                                                        --------      --------         --------      --------
Net income (loss)                                       $  3,211      $  1,874(1)      $  9,234      $ (7,227)(1)
Less preferred dividends                                      --            --               --            --
                                                        --------      --------         --------      --------

Net income (loss) available to common shareholders      $  3,211      $  1,874         $  9,234      $ (7,227)
                                                        ========      ========         ========      ========

Earnings (loss) per common share                        $  64.22      $  37.48         $ 184.68      $(144.54)
                                                        ========      ========         ========      ========

Average common shares outstanding                         50,000        50,000           50,000        50,000
                                                        ========      ========         ========      ========

Common shares outstanding at end of period                50,000        50,000           50,000        50,000
                                                        ========      ========         ========      ========


(1) Reflects a one-time extraordinary gain of $1.1 million ($1.9 million net of tax effect of $0.8 million) connected with the retirement of bonds.